EXHIBIT 99.1

[ON ASSIGNMENT LETTERHEAD]

For Release
March 28, 2002
at 4:30 a.m. PST

On Assignment to Acquire Health Personnel Options and Provide Fiscal Update

Calabasas, CA, March 28, 2002— On Assignment, Inc. (Nasdaq: ASGN) and Health Personnel Options Corporation (“HPO”) jointly announced today that they have signed a definitive agreement providing for On Assignment, a leading provider of temporary professionals to the scientific and healthcare industries, to acquire HPO, a leading U.S. provider of traveling nurses, allied health professionals and other temporary healthcare-related personnel.

The acquisition constitutes a key step in accelerating On Assignment’s goal of growing the healthcare staffing portion of its business. Joe Peterson, M.D., President & CEO of On Assignment commented, “Healthcare staffing, which has grown faster than scientific staffing over the past few years, will comprise more than half of On Assignment’s revenues on an annual basis. This transaction is strategically and financially compelling, greatly advances our corporate strategy, and should benefit shareholders, knowledge workers and clients of both companies.”

On Assignment and HPO share many common characteristics. Both companies concentrate on high-value occupations in growth industries, and both achieve superior value and competitive distinction through detailed and precise service to customers and working employees. Both companies thrive in employee-scarce environments and are acting to expand their base of loyal temporary workers, and also to leverage their businesses over time with best-in-class infrastructure.

HPO’s business operations consist of nurse travel staffing, allied travel staffing and local staffing. Nurse travel staffing is the company’s largest business and accounted for approximately 80% of 2001 revenues. This division places traveling registered nurses, typically for 4-13 week assignments, to HPO clients, primarily hospitals throughout the United States. The allied travel staffing division, which accounted for about 10% of 2001 revenue, places allied health professionals nationwide on contract assignments of 13 weeks or more. These professionals consist primarily of radiology technologists, laboratory technicians, surgical technicians, and respiratory therapists. The local staffing division, which also provided about 10% of 2001 revenue, provides local allied and medical clerical workers for temporary assignments in selected midwestern markets. Professionals in this division employ skills in allied healthcare, insurance billing and administrative support.

HPO generated revenues of $72.4 million and earnings before interest, tax, depreciation and amortization of $10.1 million in the year ended December 31, 2001. HPO is expected to experience revenue growth in excess of 35% in 2002. Under the terms of the agreement, the purchase price of the acquisition will be $150 million, 50% to be paid in cash less net debt, and 50% to be paid in On Assignment common stock, through the issue of 3,902,185 shares based upon the ten-day trailing average closing price of $19.22 through March 26, 2002. For reporting purposes, HPO will be included in On Assignment’s Healthcare Staffing segment, where a pro forma combination of HPO with Healthcare Financial Staffing, Diagnostic Imaging Staff and Clinical Lab Staff in 2001 would have generated aggregate revenues of $127 million.

[ON ASSIGNMENT LOGO]

HPO’s customers are located across the U.S. There is no significant geographic concentration and no customer accounts for more than 8% of revenues. HPO currently has contracts with approximately 350 hospitals, out of a potential universe of over 6,000 hospitals in the U.S. Significant growth opportunities exist through HPO’s ongoing penetration strategy.

HPO has rapidly become one of the leading traveling nurse staffing firms in the United States. The Company has carefully developed the infrastructure necessary to efficiently manage its unique short-term staffing model which is similar to On Assignment’s business model. While On Assignment will gradually explore possibilities for administrative, financial and operating synergies, the plan is for HPO to operate as a separate business. Dr. Joe Peterson continued, “We’re thrilled with what we have found in HPO, and this union represents a potent combination of forces. HPO has a high-performance management and support team and business model, and offers multiple strategic opportunities to drive our return on this investment over time.”

HPO will be led by an experienced and seasoned management team consisting of Bill DeVille, a founder of HPO and currently Executive Vice President of Operations, and Ken Wead, HPO’s Senior Vice President of Sales. Michael Jones, currently On Assignment’s Senior Vice President for International Operations and former CEO of Quest Travel and Abercrombie & Kent, plans to relocate to Cincinnati to assist Bill and Ken with the day-to-day management of HPO’s operations.

This transaction is expected to close toward the end of April 2002. Lehman Brothers acted as financial advisor to On Assignment in this transaction. SunTrust Robinson Humphrey acted as financial advisor to HPO.

Fiscal Update

In our January 24, 2002 fourth quarter conference call, our guidance for the first quarter (revenues of $44 to $45 million and EPS of $0.14 to $0.15), was based on a pattern of seasonal recovery in January from the post-holiday dip, which to date has not materialized. Total knowledge workers has remained relatively flat since the beginning of the year, but Account Manager productivity is up slightly from the fourth quarter. We have taken aggressive steps to help stimulate a recovery in revenue growth as well as to re-align Account Manager resources with geographic areas with demonstrated demand potential. Although the majority of On Assignment branches and Account Managers are ahead of plan, several of our historically largest markets have failed to recover in this first quarter of 2002. We still expect sequential On Assignment revenue and earnings growth to begin in the second quarter, but year-over-year improvement in revenues and earnings will not occur before the second half of 2002. Based on results through mid-March, for the first quarter, we now foresee revenues of approximately $42 million and EPS ranging from $0.11 to $0.12. On a standalone basis our guidance for the year ending 2002 calls for revenues ranging from $185 to $190 million and EPS of $0.60 to $0.65, including $0.03 per share from the cash portion to be used for the acquisition of HPO. On a consolidated basis, including the projected results of HPO within our Healthcare Staffing segment, we expect 2002 revenues to range from $245 to $255 million and EPS of $0.70-$0.75.

On Assignment will hold a conference call to discuss its acquisition of Health Personnel Options and its outlook for 2002 on Thursday March 28, 2002, at 8:30 a.m. Pacific/11:30 a.m. Eastern time. Interested parties are invited to listen to the conference call by dialing (888) 428-4470 about ten minutes before the call. A replay of the conference call will be available beginning at 12:00 p.m. PST on March 28th and will run through Thursday, April 4, 2002. The access number for the replay is (800) 475-6701 and the access code is 632943.

[ON ASSIGNMENT LOGO]

About On Assignment

On Assignment is a leading science and healthcare staffing company providing services in laboratory support, allied healthcare and medical-financial staffing categories. The Company was founded in 1985 as On Assignment/Lab Support and went public in 1992. In 2001, the Company was again recognized by Forbes Magazine as one of the 200 Best Small Companies in America, recognition it has received for a record nine consecutive years. As of December 31, 2001, the Company’s branch network encompassed 171 branches in 85 operational markets across the United States, Canada, the United Kingdom, the Netherlands, Belgium and Ireland. On Assignment, Inc. common stock is traded on the Nasdaq Stock Market under the symbol ASGN.

About Health Personnel Options

Health Personnel Options is a privately held company that specializes in providing healthcare staffing services, specifically in the fields of nurse travel, allied travel and local contract staffing. The Company has been a market innovator in the nurse travel sector and has been a leader in developing the short-term nurse travel industry. The Company operates from its headquarters in Cincinnati, Ohio.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this news release are based upon information available to the Company as of the date hereof and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the Company’s ability to attract, train and retain qualified Account Managers, the availability of qualified temporary professional employees, risks inherent in expansion into new international and domestic markets, the integration of acquired operations, management of growth, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the SEC on March 29, 2001. The Company undertakes no obligation to update information contained in this release.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Mr. Ronald W. Rudolph
Executive Vice President, Finance
and Chief Financial Officer
818-878-7900

# # # # #